UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

October 16, 2007

Date of Report (Date of earliest event reported)

LEESPORT FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-14555	23-2354007
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Ident. No.)

1240 Broadcasting Road, Wyomissing, Pennsylvania		19610
(Address of principal executive offices)		(Zip Code)

(610) 208-0966

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.02                                             Results of Operation and Financial Condition.

On October 16, 2007, Leesport Financial Corp. distributed a press release announcing its earnings for the period ended September 30, 2007. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.02                       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  On October 16, 2007, the board of directors of Leesport Financial Corp. (“Leesport”) elected Andrew J. Kuzneski, III as a Class III director with a term expiring at the annual meeting of shareholders in 2009.  Mr. Kuzneski is a principal of Kuzneski Financial Group, a privately owned insurance brokerage headquartered in Indiana, Pennsylvania.  Mr. Kuzneski was also appointed to each of the Human Resources/Compensation Committee and the Corporate Governance Committee of the board of directors of Leesport and as a director of Leesport Bank, Leesport’s wholly-owned banking subsidiary, as well as a director of Essick & Barr, LLC, Leesport’s insurance subsidiary, and Madison Financial Advisors, LLC, Leesport’s wealth management subsidiary.   Mr. Kuzneski will be compensated for services as a director on the same basis as other non-employee directors.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits:

99.1                           Press release of Leesport Financial Corp. announcing earnings for the period ended September 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEESPORT FINANCIAL CORP.

Dated: October 23, 2007

	By:	/s/ Terry F. Favilla
Terry F. Favilla
Senior Vice President and
Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of Leesport Financial Corp. announcing earnings for the period ended September 30, 2007